UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 1, 2026

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CMS Energy Corporation Common Stock, $0.01 par value	CMS	New York Stock Exchange
CMS Energy Corporation 5.625% Junior Subordinated Notes due 2078	CMSA	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2078	CMSC	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2079	CMSD	New York Stock Exchange
CMS Energy Corporation, Depositary Shares, each representing a 1/1,000th interest in a share of 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C	CMS PRC	New York Stock Exchange
Consumers Energy Company Cumulative Preferred Stock, $100 par value: $4.50 Series	CMS-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company:  CMS Energy Corporation ☐        Consumers Energy Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  CMS Energy Corporation ☐  Consumers Energy Company ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2026, CMS Energy Corporation (“CMS Energy”) announced that Rejji P. Hayes has retired from his positions as CMS Energy and Consumers Energy Company (“Consumers Energy”) executive vice president and chief financial officer, effective June 3, 2026.

Srikanth (Sri) Maddipati, 43, has been appointed to succeed Hayes as CMS Energy and Consumers Energy executive vice president and chief financial officer, effective June 3, 2026. Maddipati has been with CMS Energy for 12 years, joining in 2014 as assistant treasurer. In 2016, Maddipati was elected vice president and treasurer where he was responsible for budget and planning, corporate liquidity, financing and maintaining relationships with investors, banks and rating agencies, a position he held until he moved to the role of Consumers Energy vice president electric supply in 2023. In that role, Maddipati was responsible for Consumers Energy’s electric supply business unit, which includes electric supply planning and strategy, market operations, generating plant operations and engineering, and generation development and procurement. He also led the company’s enterprise project management and real estate functions. Maddipati was appointed Consumers Energy senior vice president and president of the electric supply business unit in 2025. Prior to joining CMS Energy, Maddipati was vice president in the financial institutions group at Goldman Sachs.

The Compensation Committee of the Board has approved (i) a base salary for Maddipati of $775,000 annually and (ii) an increase in his standard award percentage under the CMS Energy Incentive Compensation Plan to 80% of his base salary. These changes will be effective June 3, 2026. In addition, Maddipati will receive $750,000 in tenure-based restricted stock which cliff vests on his third-year service anniversary.

There are no arrangements or understandings between Maddipati and CMS Energy or Consumers Energy pursuant to which Maddipati was elected as executive vice president and chief financial officer.

Additional leadership roles are described in the CMS Energy News Release which is filed as Exhibit 99.1 to this report and incorporated by reference.

Item 7.01. Regulation FD Disclosure.

The information set forth under Item 5.02 of this Current Report on Form 8-K is hereby incorporated in Item 7.01 by reference. Additionally, CMS Energy reaffirms, as of June 3, 2026, its guidance as provided on April 28, 2026.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

This 8-K contains “forward-looking statements.” The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy’s and Consumers Energy’s Securities and Exchange Commission filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

99.1	CMS Energy News Release dated June 3, 2026

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: June 3, 2026	By:	/s/ Shaun M. Johnson
Shaun M. Johnson
Executive Vice President and Chief Legal and Administrative Officer

CONSUMERS ENERGY COMPANY

Dated: June 3, 2026	By:	/s/ Shaun M. Johnson
Shaun M. Johnson
Executive Vice President and Chief Legal and Administrative Officer